UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 3, 2013

Health Discovery Corporation

(Exact name of registrant as specified in charter)

Georgia	333-62216	74-3002154
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

620 County Road, Hansson, MA 02341

(Address of principal executive offices / Zip Code)

678-336-5300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d—2(b) under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e—4(c) under the Exchange Act.

ITEM 8.01	Other Information

Note Regarding Correction to Proxy Statement

Health	Discovery Corporation (“HDC”) has learned of an error in the proxy material published on June 21, 2013.

Shareholders should note that the Proxy Statement mailed to shareholders and originally posted to HDC’s website contains an error on page 7 of the Proxy Statement.  The second paragraph on page 7 reads as follows:  “The Board unanimously recommends a vote FOR the election of these nominees as directors.”

The Proxy Statement correctly notes on pages 2 and 7 that the Board recommends a vote for the election of each director nominee listed in the Proxy Statement.  The vote of the directors to approve this slate of nominees was not unanimous.  Directors Joe McKenzie, John Norris and Sumio Takeichi voted in favor of this slate of directors.  Mr. Eckoff voted against the proposed slate of nominees.  Director Mineta did not vote on the slate as he was not present at the meeting.

Please note that you may change your proxy instructions at any time prior to the vote at the Annual Meeting. For shares held directly in your name, you may accomplish this by granting a new proxy or by voting in person at the Annual Meeting. For shares held beneficially by you, you may change your vote by submitting new voting instructions to your broker or nominee.

The corrected version of the Proxy Statement has been posted to HDC’s website.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable
(b)	Not applicable
(c)	Not applicable
(d)	Exhibits.

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HEALTH DISCOVERY CORPORATION

Dated: July 3, 2013	By:	/s/ John A. Norris, J.D.,M.B.A.
Chief Executive Officer